EXHIBIT 13


                                     TABLE 1
                             SUBACCOUNT STANDARDIZED
                           AVERAGE ANNUAL TOTAL RETURN

                                                                                                ONE
                                                                                                YEAR
           Fund                                                               Date             ENDED          7/31/97-
         Portfolio                                                        Established         12/31/99        12/31/99
         ---------                                                        -----------         --------        --------
    The Prudential Series Fund, Inc.
     Money Market Subaccount........................................        6/24/97            -1.12%             3.80
     Diversified Bond Subaccount....................................        6/24/97            -6.78%             3.26
     Government Income Subaccount...................................        6/24/97            -8.72%             3.85
     Conservative Balanced Subaccount...............................        6/24/97             0.59%             8.60
     Flexible Managed Subaccount....................................        6/24/97             1.64%             8.82
     High Yield Bond Subaccount.....................................        6/24/97            -1.48%             2.75
     Stock Index Subaccount.........................................        6/24/97            14.29%            23.15
     Equity Income Subaccount.......................................        6/24/97             6.36%             8.28
     Equity Subaccount..............................................        6/24/97             6.30%            11.38
     Prudential Jennison Subaccount.................................        6/24/97            35.73%            35.00
     Global Subaccount..............................................        6/24/97            41.74%            23.39
    AIM Variable Insurance Funds, Inc.
     AIM V.I. Growth and Income Subaccount..........................        6/24/97            27.86%            26.21
     AIM V.I. Value Subaccount......................................        6/24/97            23.55%            26.15
    Janus Aspen Series
     Growth Subaccount..............................................        6/24/97            37.51%            33.09
     International Growth Subaccount................................        6/24/97            75.42%            33.44
    MFS Variable Insurance Trust
     Emerging Growth Subaccount.....................................        6/24/97            69.93%            44.81
     Research Subaccount............................................        6/24/97            17.77%            19.40
    OCC Accumulation Trust
     Managed Subaccount.............................................        6/24/97            -1.07%             7.21
     Small Cap Subaccount...........................................        6/24/97            -7.86%            -3.02
    T. Rowe Price
     T. Rowe Price Equity Series, Inc., Equity Income
     Subaccount.....................................................        6/24/97            -2.35%             8.76
     T. Rowe Price International Series, Inc., International
     Stock Subaccount...............................................        6/24/97            26.95%            13.87
    Warburg Pincus Trust
     Global Post-Venture Capital Subaccount.........................        6/24/97            56.83%            28.35

                                     TABLE 2
                            SUBACCOUNT "HYPOTHETICAL"
               AVERAGE ANNUAL TOTAL RETURN ASSUMING NO WITHDRAWAL

                                                            ONE        THREE       FIVE         TEN
                                                           YEAR        YEARS       YEARS       YEARS
        Fund                                  DATE         ENDED       ENDED       ENDED       ENDED
     Portfolio                            ESTABLISHED    12/31/99    12/31/99    12/31/99    12/31/99
     ---------                            -----------    --------    --------    --------    --------
 The Prudential Series Fund, Inc.
  Money Market Subaccount..............      5/13/83       3.94%       3.88%       4.11%       4.04%
  Diversified Bond Subaccount..........      5/13/83      -1.72        3.94        6.76        6.63
  Government Income Subaccount.........       5/1/89      -3.66        3.93        6.09        5.96
  Conservative Balanced
    Subaccount.........................      5/13/83       5.65        9.66       11.29        9.23
  Flexible Managed Subaccount..........      5/13/83       6.70       10.64       13.36       10.61
  High Yield Bond Subaccount...........      2/23/87       3.58        4.09        7.68        8.70
  Stock Index Subaccount...............     10/19/87      19.35       26.34       27.12       16.70
  Equity Income Subaccount.............      2/19/88      11.42       12.57       15.67       12.69
  Equity Subaccount....................      5/13/83      11.36       13.87       17.62       13.85
  Prudential Jennison Subaccount.......       5/1/95      40.79       35.14        N/A        30.40
  Global Subaccount....................      9/19/88      46.80       23.74       20.82       12.07
 AIM Variable Insurance Funds, Inc.
  AIM V.I. Growth and Income
    Subaccount.........................       5/2/94      32.92       27.66       26.76       23.14
  AIM V.I. Value Subaccount............       5/5/93      28.61       27.33       25.95       21.84
 Janus Aspen Series
  Growth Subaccount....................      9/13/93      42.57       32.11       28.35       22.86
  International Growth Subaccount......       5/2/94      80.48       34.34       31.55       26.60
 MFS Variable Insurance Trust
  Emerging Growth Subaccount...........      7/24/95      74.99       40.72        N/A        34.88
  Research Subaccount..................      7/24/95      22.83       20.80        N/A        21.25
 OCC Accumulation Trust
  Managed Subaccount...................       8/1/88       3.99       10.53       18.79       15.64
  Small Cap Subaccount.................       8/1/88      -2.80        1.84        7.23       10.02
 T. Rowe Price
 T. Rowe Price Equity Series, Inc.,
   Equity Income Subaccount............      3/31/94       2.71       12.12       17.34       16.15
 T. Rowe Price International Series,
   Inc., International Stock
    Subaccount.........................      3/31/94      32.01       15.43       13.96       12.23
 Warburg Pincus Trust
  Global Post-Venture Capital
    Subaccount.........................      9/30/96      61.89       24.33        N/A        21.69

-----------------------
Note 1: This table assumes no deferred sales charges.

                                     TABLE 3
                            SUBACCOUNT "HYPOTHETICAL"
                 CUMULATIVE TOTAL RETURN ASSUMING NO WITHDRAWAL

                                                            ONE        THREE       FIVE         TEN
                                                           YEAR        YEARS       YEARS       YEARS
        Fund                                  DATE         ENDED       ENDED       ENDED       ENDED
     Portfolio                            ESTABLISHED    12/31/99    12/31/99    12/31/99    12/31/99
     ---------                            -----------    --------    --------    --------    --------
 The Prudential Series Fund, Inc.
  Money Market Subaccount..............      5/13/83       3.94        12.09       22.34         48.56
  Diversified Bond Subaccount..........      5/13/83      -1.72        12.28       38.73         90.17
  Government Income Subaccount.........       5/1/89      -3.66        12.26       34.40         78.38
  Conservative Balanced
    Subaccount.........................      5/13/83       5.65        31.87       70.75        141.99
  Flexible Managed Subaccount..........      5/13/83       6.70        35.44       87.28        174.33
  High Yield Bond Subaccount...........      2/23/87       3.58        12.77       44.77        130.44
  Stock Index Subaccount...............     10/19/87      19.35       101.67      232.11        368.75
  Equity Income Subaccount.............      2/19/88      11.42        42.65      107.19        230.58
  Equity Subaccount....................      5/13/83      11.36        47.64      125.21        265.99
  Prudential Jennison Subaccount.......       5/1/95      40.79       146.81       N/A           N/A
  Global Subaccount....................      9/19/88      46.80        89.45      157.59        212.61
 AIM Variable Insurance Funds, Inc.
  AIM V.I. Growth and Income
    Subaccount.........................       5/2/94      32.92       108.03      227.50         N/A
  AIM V.I. Value Subaccount............       5/5/93      28.61       106.46      217.18         N/A
 Janus Aspen Series
  Growth Subaccount....................      9/13/93      42.57       130.58      248.54         N/A
  International Growth Subaccount......       5/2/94      80.48       142.47      294.26         N/A
 MFS Variable Insurance Trust
  Emerging Growth Subaccount...........      7/24/95      74.99       178.67       N/A           N/A
  Research Subaccount..................      7/24/95      22.83        76.29       N/A           N/A
 OCC Accumulation Trust
  Managed Subaccount...................       8/1/88       3.99        35.02      136.61        327.86
  Small Cap Subaccount.................       8/1/88      -2.80         5.63       41.76        159.87
 T. Rowe Price
 T. Rowe Price Equity Series, Inc.,
   Equity Income Subaccount............      3/31/94       2.71        40.96      122.58        136.71
 T. Rowe Price International Series,
   Inc., International Stock
    Subaccount.........................      3/31/94      32.01        53.79       92.24         94.24
 Warburg Pincus Trust
  Global Post-Venture Capital
    Subaccount.........................      9/30/96      61.89        92.20       N/A           N/A

 ------------------------
 Note 1: This table assumes no deferred sales charges.